UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 30, 2020

(Date of earliest event reported)

The Kroger Co.

(Exact name of registrant as specified in its charter)

Ohio	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1 par value	KR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

In response to investor inquiries regarding the Lucky’s Market decision to commence a voluntary proceeding in the Delaware bankruptcy court on Monday, January 27, 2019, Kroger issued the following statement:

As Kroger disclosed in its third quarter earnings announcement, as a result of a portfolio review, we made the decision to divest our interest in Lucky’s Market. Given this decision to divest, we recognized an impairment charge of $238 million in the third quarter of 2019. The portion of this charge attributable to Kroger was $131 million. The impairment charge was a non-cash charge and reflects the write-down of our initial investment in Lucky's Market as well as additional funding provided to operate and grow the business. As a result of the Lucky’s bankruptcy proceedings, we expect to deconsolidate Lucky’s from our consolidated financial statements which will result in a non-cash charge for GAAP purposes in the fourth quarter of 2019. We do not expect any incremental impact on adjusted EPS guidance for fiscal years 2019 or  2020 as a result of the bankruptcy proceeding.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kroger Co.

January 30, 2020	By:	/s/ Christine S. Wheatley
Christine S. Wheatley
Group Vice President, Secretary and General Counsel

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